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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE:
Contact:      Erik Bratt
              WEBSIDESTORY, INC.
              Voice: (858) 546-0040, ext. 365
              Email: ebratt@websidestory.com

 EXPERIENCED SOFTWARE AND MARKETING EXECUTIVE, ANIL ARORA, JOINS WEBSIDESTORY'S
                               BOARD OF DIRECTORS

 Yodlee CEO Brings More Than 20 Years of Technology and Marketing Expertise to
                  Leading Digital Marketing Solutions Provider

SAN DIEGO, CA (August 18, 2005) -- WebSideStory (Nasdaq: WSSI), a leading provider of on-demand digital marketing applications, today announced that Anil Arora, an experienced software and marketing executive, has joined the company's board of directors. Arora has worked in technology and consumer marketing for more than 20 years. He is the president and CEO of Yodlee, Inc., a global leader in personal financial management software and services for the financial services industry. At Yodlee, he has been responsible for dramatically increasing revenue, decreasing costs and growing an end-user base of more than six million users. Between 1998 and 2000, Arora was a senior executive of Gateway Computers, where he led global branding and marketing efforts and was recognized by Ad Age as "Marketer of the Year." He was also responsible for developing the company's Internet access and portal strategy and tripling online computer sales. Prior to his tenure at Gateway, he served as a senior marketing executive with such major brands as Pillsbury and Kraft Foods.

      "Anil is supremely talented and has a broad range of expertise in software, the Internet and branding and marketing," said Jeff Lunsford, chairman and CEO of WebSideStory. "We look forward to adding his experience and judgment to our board."

      "WebSideStory is realizing a unique vision of integrated digital marketing services revolving around web analytics," Arora said. "I look forward to helping the company propagate that vision in the growing marketplace for such services."

For more information about WebSideStory, please visit http://www.websidestory.com.


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Anil Arora Joins WebSideStory Board
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ABOUT WEBSIDESTORY

WebSideStory (Nasdaq: WSSI - News) is a leading provider of on-demand digital marketing applications. Its Active Marketing Suite(TM) includes web analytics, site search, web content management and keyword bid management. Enterprises worldwide use these services to measure and improve their online marketing performance. For more information, contact WebSideStory. Voice: 858 546-0040.
Fax: 858.546.0480. Address: 10182 Telesis Court, 6th Floor, San Diego, CA 92121. Web site: www.WebSideStory.com. HBX and Active Marketing Suite are trademarks and WebSideStory is a registered trademark of WebSideStory. Other trademarks belong to their respective owners.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not a description of historical facts are forward-looking statements. You should not regard any forward-looking statement as a representation by WebSideStory that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in WebSideStory's business including, without limitation: WebSideStory's limited experience in an emerging market with unproven business and technology models; WebSideStory's reliance on its Web analytics services for the majority of its revenue; WebSideStory's recent achievement of profitability and the risk that it may not maintain its profitability; the highly competitive markets in which WebSideStory operates that may make it difficult for the company to retain customers; the risk that WebSideStory's customers fail to renew their agreements; the risks associated with integrating the operations and products of Avivo Corporation with those of WebSideStory; the risk that WebSideStory's services may become obsolete in a market with rapidly changing technology and industry standards; and other risks described in WebSideStory's Securities and Exchange Commission filings, including WebSideStory's annual report on Form 10-K for the year ended December 31, 2004 and quarterly report on Form 10-Q for the quarter ending June 30, 2005. Do not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement, and WebSideStory undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.

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